UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2022
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2022, AppHarvest, Inc. (the “Company”) announced that Julie Nelson, the Company’s Chief Operating Officer, separated from the Company effective November 7, 2022 (the “Separation Date”).

On November 9, 2022, the Company and Ms. Nelson entered into a Separation Agreement (the “Separation Agreement”) providing for the terms of Ms. Nelson’s separation from employment with the Company. Under the Separation Agreement, the Company has agreed to provide Ms. Nelson with the following separation payments and benefits in lieu of any payments or benefits she may otherwise have been entitled to under the terms of her employment agreement: (i) six months of salary continuation payments based on her base salary in effect as of the Separation Date, less all applicable taxes and withholdings; (ii) payment on Ms. Nelson’s behalf of the premiums for group health and/or dental insurance coverage under COBRA until the earlier of six months following the Separation Date or the date on which Ms. Nelson becomes eligible to receive group health insurance coverage through another employer or is otherwise ineligible for COBRA; (iii) the accelerated vesting of 11,250 restricted stock units initially granted to Ms. Nelson in connection with her commencement of employment with the Company; (iv) the accelerated vesting of an option to purchase 37,000 shares initially granted to Ms. Nelson in connection with her promotion to Chief Operating Officer; and (v) a partial target bonus payment in an aggregate amount of $105,000, which equals 50% of Ms. Nelson’s target bonus for 2022, less all applicable taxes and withholdings. The Separation Agreement contains a release of claims, subject to customary exceptions, and mutual covenants not to disparage. In addition, Ms. Nelson has agreed to cooperate with the Company and provide transition services as may be requested by the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: November 15, 2022
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)